Exhibit 5.1

October 31, 2013

Intermountain Community Bancorp

414 Church Street

Sandpoint, Idaho 83864

Re: Resale Offering of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Intermountain Community Bancorp (the “Company”), in connection with the Company’s registration on Form S-3 (the “Registration Statement”) of 24,766 shares of the Company’s common stock, no par value per share (the “Common Stock”) presently held and to be sold by certain Selling Securityholders listed in the Registration Statement (the “Selling Securityholders”) pursuant to such Registration Statement (the “Common Shares”).

The Registration Statement includes a preliminary prospectus (the “Preliminary Prospectus”), and will include a final prospectus (the “Final Prospectus”) to be furnished to the Selling Securityholders. This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

For purposes of this opinion letter, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Preliminary Prospectus, the Company’s Restated Articles and Bylaws, and such corporate records, certificates and other documents and matters of law as we deemed appropriate for the purpose of this opinion.

We have assumed without investigation the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as original documents and the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. As to matters of fact material to this opinion, we have relied solely upon our examination of, and have assumed the current accuracy and completeness of the information obtained from, the documents referred to above, the statements contained therein, and the oral and written statements of officers of the Company and of public officials. Other than obtaining confirmation from the officers of the Company as to the accuracy, existence or non-existence of certain facts, we have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters. We have made such review of laws as we consider necessary for purposes of this opinion.

Based on the foregoing, and subject to the qualifications, assumptions, exceptions and limitations stated herein, we are of the opinion that the Common Shares to be sold by the Selling Securityholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

Attorneys at our Firm are admitted to the practice of law in the State of Washington. Several of our attorneys are also licensed to practice law in the State of Idaho. We have reviewed applicable provisions of the Idaho General Corporation Law with respect to the issuance of shares, as well as reported judicial decisions interpreting such various provisions, as we have deemed appropriate in connection with the opinions expressed herein.

This opinion letter is limited to the laws of the States of Washington and Idaho and the federal laws of the United States and we express no opinion as to the laws of any other jurisdictions. This opinion is limited to the facts bearing on this opinion as they exist on the date of this letter. We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion. No opinion may be implied or inferred beyond the opinions expressly stated in the paragraph immediately above.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the reference to our name under the heading “Legal Matters” in the Prospectus constituting part of such Registration Statement. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

GRAHAM & DUNN PC

/s/ GRAHAM & DUNN PC